                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the inclusion in the Prospectus of this Amendment No. 2 to Registration Statement on Form SB-2 (File No. 333-102424) of our report dated October 28, 2002 related to the consolidated financial statements of JAG Media Holdings, Inc. as of July 31, 2002 and for the years ended July 31, 2002 and 2001, which report includes an explanatory paragraph concerning the Company's ability to continue as a going concern. We also consent to the related reference to our firm under the caption "Experts" in the Prospectus of this Registration Statement.




                                               J.H. Cohn LLP

                                               Roseland, New Jersey
                                               March 7, 2003